EXHIBIT 16.1

Pritchett, Siler & Hardy, PC

Certified Public Accountants

December 19, 2017

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Hip Cuisine, Inc.

Commission File No. 5812

We have read the statements that Hip Cuisine, Inc., included under Item 4.01 of the Form 8-K report dated December 19, 2017, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

/s/ Pritchett, Siler & Hardy, PC

Pritchett, Siler & Hardy, PC

Salt Lake City, UT

515 S 400 E, Ste 100, Salt Lake City, UT 84111	P 801-328-2727 F 801-328-1123